Exhibit 5.1
                   [Sonnenschein Nath & Rosenthal Letterhead}







June 18, 2001



Kansas City Southern Industries, Inc.
114 West 11th Street
Kansas City, Missouri 64105

     Re:  Kansas City Southern Industries,  Inc. Registration  Statement on Form
          S-3

Ladies and Gentlemen:

     We have acted as special counsel to Kansas City Southern Industries, Inc., a Delaware corporation (the Company"), The Kansas City Southern Railway Company, a Missouri corporation and wholly owned subsidiary of the Company ("KCSR"), and each of the wholly owned subsidiaries of the Company set forth on the attached EXHIBIT A (the "Subsidiary Guarantors") in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the "Commission") of:

     o a Registration Statement on Form S-3 as filed on May 16, 2001 and Amendment No. 1 to that Form S-3 as filed on June 5, 2001 (together, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed offering and issuance from time to time of up to $450,000,000 aggregate principal amount of securities;

     o the Common Stock Prospectus Supplement as filed on June 5, 2001 (the "Common Stock Prospectus Supplement"), relating to 4,000,000 shares of common stock of the Company, par value $0.01 per share (the "Common Stock") that are to be initially offered (with an additional 600,000 shares of Common Stock reserved for the underwriters' over-allotment option);

     o the Mandatory Convertible Unit Preliminary Prospectus Supplement as filed on June 5, 2001 (the "Mandatory Convertible Unit Prospectus Supplement") relating to 4,600,000 Mandatory Convertible Units, as defined in the Mandatory Unit Prospectus Supplement (with an additional 690,000 Mandatory Convertible Units reserved for the underwriters' over-allotment option), each of which will initially consist of

     o a senior note due 2007 in the principal amount of $25 of KCSR (collectively, the "Debt Securities") and

     o stock purchase contracts (the "Stock Purchase Contracts") under each of which on August 17, 2004, for $25, the holder will purchase a number of newly issued shares of Common Stock of the Company calculated according to a formula based on the market price in the period before the purchase date (such initial form of the Mandatory Convertible Units is a "Corporate Unit");

     o Guarantees of the Debt Securities (the "Guarantees") by KCSI and all the Subsidiary Guarantors (collectively, the "Guarantors").

     o Up to 9,000,000 shares of Common Stock that are to be reserved for issuance pursuant to those Stock Purchase Contracts which are components of the Mandatory Convertible Units, with up to an additional 1,350,000 shares of Common Stock reserved for the underwriters' over-allotment option;

The Common  Stock  Prospectus  Supplement  and the  Mandatory  Convertible  Unit
Prospectus   Supplement  are  referred  to   collectively   as  the  "Prospectus
Supplements."

     This opinion is being delivered in accordance with the requirement of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

     The Debt Securities are to be issued pursuant to the Indenture in the form filed as Exhibit 4.2 to the Registration Statement (the "Indenture"), by and between KCSR, the Guarantors, and the Bank of New York, as trustee.

     In connection with rendering this opinion, we have examined and relied on the following: (i) the Registration Statement and exhibits thereto as filed with the Commission, including the form of Indenture and the form of Underwriting Agreements for the offerings pursuant to the Prospectus Supplements, (ii) the Prospectus Supplements, (iii) organizational documents of KCSI, KCSR and each of the Subsidiary Guarantors, (iv) the minutes and records of the corporate proceedings relating to the issuance of securities covered by the Prospectus Supplements of KCSI, KCSR and the Subsidiary Guarantors and (v) such documents, certificates and records of public officials and the Company and its officers and other documents and legal matters as we have deemed necessary for the purpose of rendering this opinion.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the legal capacity of all natural persons, the authority of such persons signing on behalf of the parties thereto other than KCSI, KCSR and the Subsidiary Guarantors and the due authorization, execution and delivery of all documents by, and the enforceability against, the parties thereto other than KCSI, KCSR, and the Subsidiary Guarantors. As to questions of fact material to such opinions we have relied upon certificates of officers and other representatives of the Company and factual information we have obtained from such other sources as we have deemed reasonable. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter. We have not independently verified the accuracy of the matters set forth in the written statements or certificates upon which we have relied, nor have we undertaken any lien, suit or judgment searches or searches of court dockets in any jurisdiction.

     Our opinions as herein expressed are subject to the following qualifications and limitations: (i) the effect of Federal and state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other laws relating to or affecting the rights of secured or unsecured creditors generally (or affecting the rights of only creditors of specific types of debtors), with respect to which we express no opinion; (ii) limitations imposed by general principles of equity or public policy upon the enforceability of any of the remedies, covenants or other provisions of the documents upon which we have relied, including, without limitation, concepts of materiality, good faith and fair dealing and upon the availability of injunctive relief or other equitable remedy, and the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) and (iii) we express no opinion as the laws of any jurisdiction other than the laws of the State of Missouri, the State of New York (excluding local laws), the State of Illinois (excluding local laws), the laws of the State of Texas with respect to the Subsidiary Guarantors organized in Texas (with respect to which we have relied solely on the opinion of Jenkens & Gilchrist, a copy of which is attached hereto as Exhibit B) and, based solely upon a review of the statutes, the General Corporation Law of the State of Delaware and the Delaware Revised Uniform Limited Partnership Act. We advise you that the issues addressed by this opinion may be governed in whole or in part by other laws and we express no opinion as to whether any relevant difference exists between the laws upon which our opinion is based and any other laws that may actually govern.

     We are familiar with the proceedings heretofore taken and proposed to be taken by you in connection with the authorization, registration, issuance and sale of the securities covered by the Prospectus Supplements (including, among other things, the contemplated execution and delivery of the Indenture relating to the Debt Securities and the Underwriting Agreements covering the sale of the Common Stock and the Mandatory Convertible Units, which initially consist of the Corporate Units) and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed.

     Subject to the proposed additional proceedings being taken as now contemplated prior to the issuance of the securities covered by the Prospectus Supplements and the terms of such securities being otherwise in compliance with then-applicable law, and based on and subject to our examination described herein and the assumptions, exceptions, qualifications and limitations stated herein, we are of the opinion, having due regard for such legal considerations as we deem relevant, that:

     1. The Mandatory Convertible Units, initially consisting of the Debt Securities and the Stock Purchase Contracts, upon the issuance thereof (when duly executed and, in the case of the Debt Securities, authenticated in accordance with the terms of the Indenture) and sale (delivered by or on behalf of the Company against payment therefor) in accordance with the terms of the Underwriting Agreement relating thereto and as contemplated by the Mandatory Convertible Unit Prospectus Supplement, will be validly issued and binding obligations of the Company, and with respect to the Debt Securities, of KCSR;

     2. Those shares of Common Stock that are to be issued in accordance with the terms of the Stock Purchase Contracts that are components of the Mandatory Convertible Units, when such Mandatory Convertible Units are sold in accordance with the terms of the Underwriting Agreement relating thereto and as contemplated by the Mandatory Convertible Unit Prospectus Supplement, and when such shares have been issued (delivered by or on behalf of the Company against payment therefor) in accordance with the terms of the Mandatory Convertible Unit Prospectus Supplement and the Stock Purchase Contracts, will be validly issued, fully paid and nonassessable;

     3. Those shares of Common Stock covered by the Common Stock Prospectus Supplement, when issued and sold (delivered by or on behalf of the Company against payment therefor) in accordance with the terms of the Underwriting Agreement relating thereto and as contemplated by such Prospectus Supplement, will be validly issued, fully paid and nonassessable;

     4. The Guarantees that are to be issued in accordance with the terms of the Indenture, of the Debt Securities that are components of the Mandatory Convertible Units, when such Mandatory Convertible Units are sold (delivered by or on behalf of the Company against payment therefor) in accordance with the terms of the Underwriting Agreement relating thereto and as contemplated by the Mandatory Convertible Unit Prospectus Supplement, and upon the issuance of the Guarantees (when duly executed and when the Debt Securities are duly executed and authenticated, each in accordance with the terms of the Indenture) and delivery by each of the Guarantors in connection with the issuance of the Debt Securities, will be validly issued and binding obligations of the Guarantors in accordance with their terms;

     This opinion is rendered on the date hereof and we have no continuing obligation hereunder to inform you of changes of law or fact subsequent to the date hereof or facts of which we have become aware after the date hereof. This opinion is limited to the matters set forth herein; no opinion may be inferred or implied beyond the matters expressly stated in this letter.

     This opinion is solely for your benefit and may not be furnished to, or relied upon by, any other person or entity without the express written consent of the undersigned. However, we hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                    Sincerely yours,

                                    SONNENSCHEIN NATH & ROSENTHAL




                                    /s/ Sonnenschein Nath & Rosenthal
                                    ---------------------------------

                                    EXHIBIT A



------------------------------------------- ------------------------------------
                                                   JURISDICTION OF
              NAME                                INCORPORATION OR
                                                     ORGANIZATION
------------------------------------------- ------------------------------------

------------------------------------------- ------------------------------------
Gateway Eastern Railway Company                        Illinois
------------------------------------------- ------------------------------------
Gateway Western Railway Company                        Illinois
------------------------------------------- ------------------------------------
PABTEX GP, LLC                                          Texas
------------------------------------------- ------------------------------------
PABTEX, L.P.                                           Delaware
------------------------------------------- ------------------------------------
SIS Bulk Holding, Inc.                                 Delaware
------------------------------------------- ------------------------------------
KCS Transportation Company                             Delaware
------------------------------------------- ------------------------------------
Mid-South Microwave, Inc.                              Delaware
------------------------------------------- ------------------------------------
Rice-Carden Corporation                                Missouri
------------------------------------------- ------------------------------------
Southern Development Company                           Missouri
------------------------------------------- ------------------------------------
Southern Industrial Services, Inc.                     Delaware
------------------------------------------- ------------------------------------
Trans-Serve, Inc.                                      Delaware
------------------------------------------- ------------------------------------

                                    EXHIBIT B

                       [JENKENS AND GILCHRIST LETTERHEAD]

                                  June 18, 2001


Sonnenschein Nath & Rosenthal
4520 Main Street, Suite 1100
Kansas City, Missouri 64111
Attn:  Diane Bono

     Re:  PABTEX GP, LLC

Ladies and Gentlemen:

     We have acted as special counsel to PABTEX GP, LLC, a Texas limited liability company (the "Guarantor"), in connection with its proposed guaranty of the obligations of The Kansas City Southern Railway Company, a Missouri corporation (the "Issuer") for those senior notes due 2007 of the Issuer (the "Debt Securities") to be registered in connection with the proposed offering by Kansas City Southern Industries, Inc., the parent of the Issuer (the "Parent"), of up to $450,000,000 aggregate amount of securities pursuant to a Registration Statement on Form S-3 as filed on May 16, 2001 and Amendment No. 1 to that Form S-3 as filed on June 5, 2001 (together, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") and pursuant to the Indenture with respect to the Debt Securities in the form filed as Exhibit 4.2 to the Registration Statement (the "Indenture"), among Guarantor, SIS Bulk Holdings, Inc., the Issuer, Parent, Gateway Eastern Railway Company, Gateway Western Railway Company, KCS Transportation Company, Mid-South Microwave, Inc., PABTEX, L.P., Rice-Carden Corporation, Southern Development Company, Southern Industrial Services, Inc. and Trans-Serve, Inc., and The Bank of New York, as trustee under the Indenture (the "Guaranty"). The Debt Securities are components of units that are to be traded on the New York Stock Exchange (the "Exchange") by Parent. Such units (the "Corporate Units") initially consist of (i) the Debt Securities and (ii) Stock Purchase Contracts under each of which the holder will purchase a number of newly issued shares of Common Stock of the Parent according to a formula based on the market price in the period before the purchase date (the "Stock Purchase Contracts"). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

     We have considered such questions of law as we deem necessary for the purpose of rendering the opinions set forth herein. We have assumed and this opinion is subject to the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to the originals of all documents, certificates and records submitted to us as certified or reproduction copies and the authenticity of the originals of such documents, certificates and records, the legal capacity of all natural persons executing documents, certificates and records, and the completeness and accuracy as of the date of this opinion letter of the information contained in such documents, certificates and records. In rendering the opinions contained herein, we have relied solely upon representations, certifications and other statements of the officers and other representatives of the Guarantor. We have not made or undertaken to make any independent investigation of our own to establish or verify the accuracy or completeness of such factual representations, certifications and other information, and we have assumed in rendering the opinions contained herein that none of such representations, certifications and other information contains any untrue statement of material fact or omits to state a material fact necessary to render the statements made, in light of the circumstances in which they were made, not misleading.

     We do not opine or represent as to any issues save the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We express no opinion as to the enforceability of the Guaranty under the laws of any jurisdictions other than the State of Texas and the federal laws of the United States. Notwithstanding anything herein to the contrary, we express no opinion as to matters governed by any laws other than the laws of the State of Texas.

     Based upon and subject to the assumptions, qualifications, exclusions and other limitations contained in this opinion letter, we are of the opinion that subject to: (i) the Indenture having been duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the Registration Statement having been declared effective under the Securities Act, and (iii) the Guaranty having been duly executed and authenticated in accordance with the provisions of the Indenture, the Guaranty will be duly authorized by all corporate action necessary under Texas law and the Guarantor's organizational documents and will be enforceable against the Guarantor in accordance with its terms.

     The opinion incorporates by reference the Other Common Qualifications and the Other Common Texas Qualifications contained in the Report of the Legal Opinion Committee Regarding Legal Opinions in Business Transactions (the "TEXAS REPORT") of the Business Law Section of the State Bar of Texas (1992), and the opinion should be read in conjunction with the Texas Report.

     You are hereby notified that (a) we do not consider you to be our client in the matters to which this opinion letter relates, (b) neither the Texas Code of Professional Responsibility nor current case law clearly articulates the circumstances under which an attorney may give a legal opinion to a person other than the attorney's own client, and (c) a court might uphold this opinion or it might determine that it is improper for us to issue, and for you to rely upon, a legal opinion issued by us when we have acted as counsel to the Guarantor in connection with the transaction contemplated in the initial paragraph of this opinion letter.

     Except as otherwise provided herein, this opinion letter and the matters addressed herein are as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein occurring after the date hereof or the date referred to herein, as the case may be. This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

     This opinion letter is solely for your benefit for the purpose of your opinion regarding the above described transactions to be delivered in accordance with the requirements of the Item 601(b)(5) of Regulation S-K under the Act, and may not be furnished to, or relied upon by, any other person or entity without the express written consent of the undersigned. However, we hereby consent to the filing of this opinion as an attachment to Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                          Respectfully submitted,


                                          /s/ Bryan W. Lee
                                          ---------------------------
                                          Bryan W. Lee